CitiFirst
PERFORMANCE

NOTES | DEPOSITS | CERTIFICATES

Autocallable Contingent Coupon Equity Linked Securities
Based on the Common Stock of Amazon.com, Inc.
due October    , 2013
Citigroup Funding Inc.
Any Payments Due from Citigroup Funding Inc.
Fully and Unconditionally Guaranteed by Citigroup Inc.
Medium-Term Notes, Series D

Citigroup Funding Inc., the issuer, and Citigroup Inc., the guarantor, have filed a registration statement (including a preliminary pricing supplement, prospectus supplement and prospectus) with the Securities and Exchange Commission (“Commission”) for the offering to which this communication relates. Before you invest, you should read the preliminary pricing supplement, prospectus supplement and prospectus in that registration statement (File Nos. 333-172554 and 333-172554-01) and the other documents Citigroup Funding Inc. and Citigroup Inc. have filed with the Commission for more complete information about Citigroup Funding Inc., Citigroup Inc. and this offering. You may get these documents for free by visiting EDGAR on the Commission’s Web site at www.sec.gov. Alternatively, you can request the preliminary pricing supplement and related prospectus supplement and prospectus by calling toll-free 1-877-858-5407.

OFFERING SUMMARY
No. 2012-MTNDG0304
(Related to Preliminary Pricing Supplement No. 2012-MTNDG0304 dated October 3, 2012, Prospectus Supplement Dated May 12, 2011 and Prospectus Dated May 12, 2011)

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

October 3, 2012

Citigroup Funding Inc.
October 3, 2012
Medium-Term Notes, Series D
Offering Summary No. 2012-MTNDG0304
Relating to Preliminary Pricing Supplement No. 2012- MTNDG0304 dated October 3, 2012 to Registration Statement Nos. 333-172554 and 333-172554-01
Filed pursuant to Rule 433

STRUCTURED INVESTMENTS
Autocallable Contingent Coupon Equity Linked Securities
Based on the Common Stock of Amazon.com, Inc. due October    , 2013

These securities offer the potential for a quarterly coupon payment at an annualized rate that is generally higher than the rate we would pay on conventional debt securities of the same maturity.  In exchange for this higher potential coupon, you must be willing to accept (i) the risk that you will receive no coupon at all for one or more quarters during the term of the securities; (ii) the risk that the securities will be automatically redeemed prior to maturity; and (iii) the risk that, if the securities are not automatically redeemed prior to maturity, what you receive at maturity may be worth less than your initial investment in the securities, and may be worth nothing.  Each of these risks will depend on the performance of the common stock of Amazon.com, Inc., as described below.

The securities are unsecured senior debt securities issued by Citigroup Funding Inc. All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding Inc.’s parent company. All payments on the securities are subject to the credit risk of Citigroup Inc.
SUMMARY TERMS
Issuer:	Citigroup Funding Inc. (“Citigroup Funding”)
Guarantee:
Any payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the securities are not principal protected, you may lose the entire stated principal amount of your securities.

Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Underlying shares:	Shares of the common stock of Amazon.com, Inc.
Pricing date*:	October , 2012 (expected to be October 25, 2012)
Original issue date*:	October , 2012 (three business days after the pricing date)
Maturity date*:	October , 2013 (expected to be October 30, 2013)
Valuation dates*:
Expected to be January 25, 2013, April 25, 2013, July 25, 2013 and October 25, 2013 (the “final valuation date”) , subject to postponement for non-scheduled trading days and certain market disruption events.

Contingent coupon:
On each quarterly contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 2.00% to 2.50% of the stated principal amount of the securities (equal to an annualized rate of 8.00% to 10.00%) if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the downside threshold price.  The actual contingent coupon rate will be determined on the pricing date.  If the closing price of the underlying shares on any quarterly valuation date is less than the downside threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing price of the underlying shares is less than the downside threshold price on all four quarterly valuation dates, you will not receive any contingent coupon payments over the term of the securities.

Contingent coupon payment dates*:
The contingent coupon payment date for any valuation date will be the third business day after such valuation date, except that the contingent coupon payment date for the final valuation date will be the maturity date.

Automatic early redemption:
If, on any of the first three quarterly valuation dates, the closing price of the underlying shares is greater than or equal to the initial share price, the securities will be automatically redeemed on the related contingent coupon payment date for an amount in cash per security equal to $1,000 plus the related contingent coupon payment.  In that case, you will not receive any additional contingent coupon payments following the redemption.

What you receive at maturity per security:
If the securities are not automatically redeemed prior to maturity, you will be entitled to receive at maturity, for each security you then hold:

•      If the final share price is greater than or equal to the downside threshold price: $1,000 plus the contingent coupon payment due at maturity.

•      If the final share price is less than the downside threshold price: a fixed number of underlying shares equal to the equity ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the underlying shares on the final valuation date).

If the final share price is less than the downside threshold price, you will receive underlying shares (or, if you elect, cash) worth at least 20% less than the stated principal amount of your securities, and possibly nothing, at maturity and you will not receive any contingent coupon payment at maturity.

Initial share price:	, the closing value of the underlying index on the pricing date
Final share price:	The closing price of the underlying shares on the final valuation date
Equity ratio:	, the stated principal amount divided by the initial share price, subject to antidilution adjustments for certain corporate events.
Downside threshold price:	, 80% of the initial share price
Cash election right:
If you wish to exercise your cash election right, you must do so no later than five business days prior to the maturity date. Please refer to “Description of the Securities—What You Receive at Maturity” in the accompanying pricing supplement for more information.

CUSIP / ISIN:	1730T0ZC6 / US1730T0ZC60
Listing:
The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity.  You should not invest in the securities unless you are willing to hold them to maturity.

Underwriter:	Citigroup Global Markets Inc., an affiliate of the issuer, acting as principal. See “Plan of distribution; Conflicts of Interest” in the accompanying pricing supplement.
Underwriting fee and issue price:	Price to Public	Underwriting Fee(1)	Proceeds to Issuer(2)
Per security	$1,000.00	$15.00	$985.00
Total	$	$	$
* Expected dates are subject to change.
(1) Citigroup Global Markets Inc., an affiliate of Citigroup Funding Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $15.00 for each $1,000 security sold in this offering. The actual underwriting fee per security will be equal to $15.00 for each security sold by Citigroup Global Markets Inc. directly to the public and will otherwise be equal to the selling concession provided to selected dealers, as described in this paragraph. Selected dealers not affiliated with Citigroup Global Markets Inc. will receive a selling concession of up to $15.00 for each security they sell. Certain broker-dealers affiliated with Citigroup Global Markets Inc., including Citi International Financial Services, Citigroup Global Markets Singapore Pte. Ltd. and Citigroup Global Markets Asia Limited, will receive a fixed selling concession, and financial advisors employed by such affiliated broker-dealers will receive a fixed sales commission, of $15.00 for each $1,000 security they sell.  Citigroup Global Markets Inc. will pay the registered representatives of Citigroup Global Markets Inc. a sales commission of $15.00 for each $1,000 security they sell. Additionally, it is possible that Citigroup Global Markets Inc. and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. You should refer to “Risk Factors” in this offering summary and “Plan of Distribution; Conflicts of Interest” in the accompanying pricing supplement for more information.
(2) The per security proceeds to Citigroup Funding Inc. indicated above represent the minimum per security proceeds to Citigroup Funding Inc. for any security, assuming the maximum per security underwriting fee of $15.00. As noted in footnote (1), the underwriting fee is variable. You should refer to “Risk Factors” in this offering summary and “Plan of Distribution; Conflicts of Interest” in the accompanying pricing supplement for more information.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 6.
The securities are not deposits or savings accounts but are unsecured debt obligations of Citigroup Funding Inc. The securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Citigroup Global Markets Inc. expects to deliver the securities to purchasers on or about October        , 2012.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

Additional Information

General. The complete terms of the securities are set forth in the related preliminary pricing supplement, prospectus supplement and prospectus, which may be accessed via the hyperlinks set forth below.  These documents contain important disclosures that are not contained in this offering summary.  For example, certain events may occur that could affect the determination of the closing price of the underlying shares on one or more valuation dates and, consequently, could affect whether you receive a contingent coupon payment on one or more contingent coupon payment dates, whether the securities are automatically redeemed prior to maturity and whether you receive your stated principal amount at maturity.  These events, including market disruption events and events that may have a dilutive or concentrative effect on the underlying shares, and their consequences are described in the preliminary pricing supplement in the sections “Description of the Securities—Consequences of Market Disruption Events; Postponement of a Valuation Date” and “—Dilution and Reorganization Adjustments,” and not in this offering summary.  It is important that you read the preliminary pricing supplement, prospectus supplement and prospectus before deciding whether to invest in the securities.  Certain terms used but not defined in this offering summary are defined in these documents.

Potential Future Events.  It is possible that Citigroup Funding Inc. will merge into Citigroup Inc. in the near future.  If a merger occurs, Citigroup Inc. will assume all the obligations of Citigroup Funding Inc. under the securities, as required by the indenture under which the securities are issued.

Preliminary Pricing Supplement filed with the SEC on October 3, 2012:
http://www.sec.gov/Archives/edgar/data/831001/000095010312005240/dp33326_424b2-red.htm

Supplement and Prospectus filed with the SEC on May 12, 2011:
http://www.sec.gov/Archives/edgar/data/831001/000095012311049309/y91273b2e424b2.htm

Key Investment Information

The securities offer potential short-term income and potential early exit prior to maturity, in each case depending on the performance of the underlying shares.

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A contingent quarterly coupon at an annualized rate that is higher than the current dividend yield on the underlying shares, paid for any quarter if and only if the closing price of the underlying shares on the valuation date for that quarter is greater than or equal to the downside threshold price.

▪
A term of approximately three months to one year, depending on whether the closing price of the underlying shares is greater than or equal to the initial share price on any of the first three quarterly valuation dates, and as result, the securities are automatically redeemed prior to maturity.

▪	No potential to participate in any appreciation of the underlying shares over the term of the investment.

▪	What you receive at maturity may be worth less than the stated principal amount of the securities, and may be worth nothing.

How the Securities Work

The examples below illustrate the total value you may receive on the securities in a number of different hypothetical scenarios.  These examples are only hypothetical and do not indicate the actual value you will receive on the securities.  For purposes of the examples, the total return at early redemption or maturity is calculated by dividing (i) the difference between the stated principal amount and the hypothetical total value you receive per security over the term of the securities by (ii) the stated principal amount. Annualized returns are calculated on a simple interest basis, assuming no reinvestment of coupon payments. The examples are based on the following terms:

Stated principal amount:	$1,000 per security
Valuation dates:	A total of four quarterly valuation dates if the securities are not automatically redeemed prior to maturity
Hypothetical initial share price:	$250
Hypothetical downside threshold price:	$200, which is 80% of the hypothetical initial share price
Hypothetical equity ratio:	4.00, which is the stated principal amount divided by the hypothetical initial share price
Hypothetical contingent coupon payment:	$22.50 (2.25% of the stated principal amount)

October 2012	Page 2

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

Hypothetical Examples of What You May Receive on the Securities if the Securities Are Automatically Redeemed Prior to Maturity

The following examples illustrate the hypothetical payments on the securities in scenarios in which the securities are automatically redeemed prior to maturity.

Example 1: The closing price of the underlying shares moderately decreases initially, but later increases relative to the initial share price.

Valuation Dates	Hypothetical Closing Price of Underlying Shares	Contingent Coupon Payment per Security	Payment upon Redemption (Stated Principal Amount Plus Contingent Coupon Payment) per Security
First	$240	$22.50	N/A
Second	$230	$22.50	N/A
Third	$260	$22.50	$1,022.50

Total value received per security:

$1,000 stated principal amount upon redemption + $67.50 in aggregate contingent coupon payments = $1,067.50

Total return at early redemption: 6.75%, equivalent to an annualized return of approximately 9.00%

In this example, the hypothetical closing price of the underlying shares is less than the initial share price but greater than the downside threshold price on each of the first two valuation dates and greater than the initial share price on the third valuation date.  The securities would pay the contingent coupon on the first two contingent coupon payment dates, because the closing price of the underlying shares on each of the related valuation dates is greater than the downside threshold price.  On the third contingent coupon payment date, because the closing price of the underlying shares on the related valuation date is greater than the initial share price, the securities would be automatically redeemed for the stated principal amount plus the contingent coupon payment.  In this scenario, investors in the securities would receive a total return of 6.75% over the approximately nine-month term to early redemption, equivalent to an annualized return of approximately 9.00%.

Example 2: The closing price of the underlying shares increases after issuance of the securities relative to the initial share price.

Valuation Dates	Hypothetical Closing Price of Underlying Shares	Contingent Coupon Payment per Security	Payment upon Redemption (Stated Principal Amount Plus Contingent Coupon Payment) per Security
First	$280	$22.50	$1,022.50
Second	N/A	N/A	N/A
Third	N/A	N/A	N/A

Total value received per security:

$1,000 stated principal amount upon redemption + $22.50 in aggregate contingent coupon payments = $1,022.50

Total return at early redemption: 2.25%, equivalent to an annualized return of approximately 9.00%

In this example, the hypothetical closing price of the underlying shares on the first valuation date is greater than the initial share price.  As a result, the securities would be automatically redeemed on the first contingent coupon payment date for the stated principal amount plus the contingent coupon payment.  In this scenario, investors in the securities would receive a total return of 2.25% over the approximately three-month term to early redemption, equivalent to an annualized return of approximately 9.00%.

Example 3: The closing price of the underlying shares significantly decreases initially, but later increases relative to the initial share price.

Valuation Dates	Hypothetical Closing Price of Underlying Shares	Contingent Coupon Payment per Security	Payment upon Redemption (Stated Principal Amount Plus Contingent Coupon Payment) per Security
First	$170	$0	N/A
Second	$180	$0	N/A

October 2012	Page 3

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

Third	$270	$22.50	$1,022.50

Total value received per security:

$1,000 stated principal amount upon redemption + $22.50 in aggregate contingent coupon payments = $1,022.50

Total return at early redemption: 2.25%, equivalent to an annualized return of approximately 3.00%

In this example, the hypothetical closing price of the underlying shares is less than the downside threshold price on each of the first two valuation dates but greater than the initial share price on the third valuation date.  The securities would not pay any contingent coupon on the first two contingent coupon payment dates, because the closing price of the underlying shares on each of the related valuation dates is less than the downside threshold price.  On the third contingent coupon payment date, because the closing price of the underlying shares on the related valuation date is greater than the initial share price, the securities would be automatically redeemed for the stated principal amount plus the contingent coupon payment.  In this scenario, investors in the securities would receive a total return of 2.25% over the approximately nine-month term to early redemption, equivalent to an annualized return of approximately 3.00%.

In each of the first three examples, the automatic early redemption feature of the securities would limit the term of the securities to less than the full one-year term to maturity, and possibly to as short as three months.  If the securities are redeemed early, you will not receive any additional contingent coupon payments after the redemption, and you may not be able to reinvest in other investments that offer comparable terms or returns.  Although, in each of these examples, the closing price of the underlying shares on the valuation date immediately before redemption is greater than the initial share price, investors in the securities will not share in any appreciation of the underlying shares.

Hypothetical Examples of What You May Receive on the Securities if the Securities Are Not Redeemed Prior to Maturity

The following examples illustrate what you may receive on the securities in scenarios in which the securities are not automatically redeemed prior to maturity.  The amounts indicated in the column “Value Received at Maturity (including the Contingent Coupon Payment, if applicable) per Security” in the examples below reflect the total cash you would receive at maturity or, in the event that you receive underlying shares at maturity, the value of such underlying shares based on their closing price on the final valuation date.

Example 4: The closing price of the underlying shares moderately decreases over the term of the securities.

Valuation Dates	Hypothetical Closing Price of Underlying Shares	Contingent Coupon Payment per Security	Value Received at Maturity (including the Contingent Coupon Payment, if applicable) per Security
First	$230	$22.50	N/A
Second	$240	$22.50	N/A
Third	$245	$22.50	N/A
Final	$230	$22.50	$1,022.50

Total value received per security:

$1,000 stated principal amount at maturity + $90 in aggregate contingent coupon payments = $1,090

Total return at maturity: 9.00%, equivalent to an annualized return of 9.00%

In this example, the hypothetical closing price of the underlying shares is less than the initial share price but greater than the downside threshold price on each of the four valuation dates.  The securities would pay the contingent coupon on the first three contingent coupon payment dates, because the closing price of the underlying shares on each of the related valuation dates is greater than the downside threshold price.  At maturity, because the closing price of the underlying shares on the final valuation date is greater than the downside threshold price, investors would receive the stated principal amount of the securities plus the contingent coupon payment.  In this scenario, investors in the securities would receive a total return of 9.00% over the term of the securities (equivalent to an annualized return of 9.00%), consisting of four contingent coupon payments of 2.25% each.  This example illustrates the maximum possible return on the securities given the hypothetical terms of the securities set forth above.

October 2012	Page 4

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

Example 5: The closing price of the underlying shares moderately decreases initially, but later increases to a price greater than the initial share price on the final valuation date.

Valuation Dates	Hypothetical Closing Price of Underlying Shares	Contingent Coupon Payment per Security	Value Received at Maturity (including the Contingent Coupon Payment, if applicable) per Security
First	$230	$22.50	N/A
Second	$240	$22.50	N/A
Third	$245	$22.50	N/A
Final	$300	$22.50	$1,022.50

Total value received per security:

$1,000 stated principal amount at maturity + $90 in aggregate contingent coupon payments = $1,090

Total return at maturity: 9.00%, equivalent to an annualized return of 9.00%

In this example, the hypothetical closing price of the underlying shares is less than the initial share price but greater than the downside threshold price on each of the first three valuation dates and greater than the downside threshold price on the final valuation date.  The securities would pay the contingent coupon on the first three contingent coupon payment dates, because the closing price of the underlying shares on each of the related valuation dates is greater than the downside threshold price.  At maturity, because the closing price of the underlying shares on the final valuation date is greater than the downside threshold price, investors would receive the stated principal amount of the securities plus the contingent coupon payment.  In this scenario, investors in the securities would receive a total return of 9.00% over the term of the securities (equivalent to an annualized return of 9.00%), consisting of four contingent coupon payments of 2.25% each.  This example illustrates the maximum possible return on the securities given the hypothetical terms of the securities set forth above.  Although the closing price of the underlying shares on the final valuation date is greater than the initial share price, investors in the securities will not share in any appreciation of the underlying shares.

Example 6: The closing price of the underlying shares decreases significantly to a price less than the downside threshold price on each of the four valuation dates.

Valuation Dates	Hypothetical Closing Price of Underlying Shares	Contingent Coupon Payment per Security	Value Received at Maturity (including the Contingent Coupon Payment, if applicable) per Security
First	$190	$0	N/A
Second	$175	$0	N/A
Third	$160	$0	N/A
Final	$150	$0	$600

Total value received per security:

$600 worth of underlying shares (or, if you elect, in cash) + $0 in aggregate contingent coupon payments = $600

Total return at maturity: −40%, equivalent to an annualized return of −40%

In this example, the hypothetical closing price of the underlying shares is less than the downside threshold price on each of the four valuation dates.  In this scenario, the securities would not pay any contingent coupon on any contingent coupon payment date, and at maturity investors would receive a number of underlying shares equal to the equity ratio (or, at the investor’s option, the cash value of those underlying shares based on the final share price).  The value of these underlying shares, based on a final share price of $150 and an equity ratio of 4.00, would be $600.  In this scenario, investors in the securities would receive underlying shares or cash worth 40% less than the stated principal amount at maturity, and no contingent coupon payments over the term of the securities, for a total return at maturity of –40%, equivalent to an annualized return of –40%.

October 2012	Page 5

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

Example 7: The closing price of the underlying shares steadily decreases over the term of the securities to a closing price that is less than the downside threshold price on the last two valuation dates.

Valuation Dates	Hypothetical Closing Price of Underlying Shares	Contingent Coupon Payment per Security	Value Received at Maturity (including the Contingent Coupon Payment, if applicable) per Security
First	$230	$22.50	N/A
Second	$210	$22.50	N/A
Third	$190	$0	N/A
Final	$175	$0	$700

Total value received per security:

$700 worth of underlying shares (or, if you elect, in cash) + $45 in aggregate contingent coupon payments = $745

Total return at maturity: −25.50%, equivalent to an annualized return of −25.50%

In this example, the hypothetical closing price of the underlying shares is less than the initial share price but greater than the downside threshold price on each of the first two valuation dates and less than the downside threshold price on the third valuation date and the final valuation date.  The securities would pay the contingent coupon on the first two contingent coupon payment dates, because the closing price of the underlying shares on each of the related valuation dates is greater than the downside threshold price, but the securities would not pay any contingent coupon on the third contingent coupon payment date or at maturity.  At maturity, because the closing price of the underlying shares on the final valuation date is less than the downside threshold price, investors would receive a number of underlying shares equal to the equity ratio (or, at the investor’s option, the cash value of those underlying shares based on the final share price).  The value of these underlying shares, based on a final share price of $175 and an equity ratio of 4.00, would be $700.  In this scenario, investors in the securities would receive underlying shares or cash worth 30% less than the stated principal amount at maturity, for a total return at maturity, taking into account contingent coupon payments totaling 4.50%, of –25.50%, equivalent to an annualized return of –25.50%.

Example 8: The closing price of the underlying shares decreases significantly to a price less than the downside threshold price on each of the four valuation dates, and to $0 on the final valuation date.

Valuation Dates	Hypothetical Closing Price of Underlying Shares	Contingent Coupon Payment per Security	Value Received at Maturity (including the Contingent Coupon Payment, if applicable) per Security
First	$190	$0	N/A
Second	$130	$0	N/A
Third	$80	$0	N/A
Final	$0	$0	$0

Total value received per security:

$0

Total return at maturity: −100.00%

In this example, the hypothetical closing price of the underlying shares is less than the downside threshold price on each of the four valuation dates and is $0 on the final valuation date.  In this scenario, the securities would not pay any contingent coupon on any contingent coupon payment date, and at maturity investors would lose their entire investment.

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying pricing supplement.  We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities. Certain terms used in this section have their meanings set forth in the accompanying pricing supplement.

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The securities do not guarantee return of any principal. Unlike conventional debt securities, the securities do not provide for the full repayment of the stated principal amount in all circumstances.  If the securities have not been automatically redeemed prior to maturity and if the final share price is less than the downside threshold price, you will be

October 2012	Page 6

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

exposed to the decline in the closing price of the underlying shares, as compared to the initial share price, on a 1 to 1 basis and you will receive for each security that you hold at maturity a number of the underlying shares equal to the equity ratio (or, at your option, the cash value of such shares).  The value of those shares (or that cash) will be less than 80% of the stated principal amount and could be zero.

▪
You will not receive any contingent coupon payment for any quarter in which the closing price of the underlying shares is less than the downside threshold price on the related valuation date. A contingent coupon payment will be made on a quarterly contingent coupon payment date if and only if the closing price of the underlying shares on the related valuation date is greater than or equal to the downside threshold price.  If the closing price of the underlying shares is less than the downside threshold price on any valuation date, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing price of the underlying shares remains below the downside threshold price on each valuation date over the term of the securities, you will not receive any contingent coupon payments over the term of the securities.

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Your opportunity to receive any contingent coupon payments may be limited by the automatic early redemption feature or by a depreciation in the closing price of the underlying shares below the downside threshold price. The securities will generate their maximum potential total return if the closing price of the underlying shares is less than the initial share price on each of the first three quarterly valuation dates, but is not less than the initial share price by more than 20% on any of the four valuation dates.  In this scenario, the securities will pay a contingent coupon on each of the four quarterly contingent coupon payment dates and you will be repaid your stated principal amount at maturity.  In all other scenarios, you will not receive a contingent coupon on each of the contingent coupon payment dates, because either the underlying shares have appreciated causing an automatic early redemption or have depreciated below the downside threshold price. Additionally, if at maturity the closing price of the underlying shares has depreciated below the downside threshold price, you will suffer a loss in your investment.

For example, if the closing price of the underlying shares is greater than or equal to the initial share price on any of the first three valuation dates, the securities will be automatically redeemed on the related contingent coupon payment date.  If the securities are redeemed early, you will not receive any additional contingent coupon payments after the redemption and may not be able to reinvest your funds in another investment that offers comparable terms or returns.  The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities.

Additionally, if the underlying shares depreciate by more than 20% from the pricing date to any of the quarterly valuation dates, you will not receive any contingent coupon payment on the related contingent coupon payment date and, if such valuation date is the final valuation date, you will receive underlying shares (or, if you elect, cash) at maturity worth at least 20% less than the stated principal amount of your securities, and possibly worth nothing.

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The securities may be adversely affected by volatility in the closing price of the underlying shares. If the closing price of the underlying shares is volatile, or if the volatility of the underlying shares increases over the term of the securities, it is more likely that you will not receive one or more contingent coupon payments or will not receive the full stated principal amount of the securities at maturity.  This is because greater volatility in the closing price of the underlying shares is associated with a greater likelihood that the closing price of the underlying shares will be less than the downside threshold price on one or more valuation dates.  You should understand that, in general, the higher the contingent coupon rate determined on the pricing date, the greater the expected likelihood as of the pricing date that the closing price of the underlying shares will be less than the downside threshold price on one or more valuation dates, such that you would not receive one or more contingent coupon payments or the full stated principal amount of the securities at maturity.

Volatility refers to the magnitude and frequency of changes in the price of the underlying shares over any given period.  Although the underlying shares may theoretically experience volatility in either a positive or a negative direction, the price of the underlying shares is much more likely to decline as a result of volatility than to increase.

Historically, the price of the underlying shares has been volatile. From January 3, 2007 to October 2, 2012, the closing price of the underlying shares has been as low as $35.03 and as high as $261.68.

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The performance of the securities will depend on the closing price of the underlying shares solely on the relevant valuation dates, which makes the securities particularly sensitive to volatility of the underlying shares. The performance of the securities—including the payments on the securities and whether the securities are automatically called prior to maturity—will depend on the closing price of the underlying shares on only four dates (or fewer, if the

October 2012	Page 7

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

securities are automatically redeemed prior to maturity).  Whether the contingent coupon will be paid for any given quarter will depend solely on the closing price of the underlying shares on the related valuation date, and if the securities are not earlier redeemed, what you receive at maturity will depend solely on the closing price of the underlying shares on the final valuation date.  You will not receive the contingent coupon payment for a given quarter and you will not receive the full stated principal amount of your securities at maturity if the closing price of the underlying shares on the related valuation date is less than the downside threshold price, even if the closing price of the underlying shares is greater than the downside threshold price on other days during the term of the securities.  Moreover, your securities will be automatically redeemed prior to maturity if the closing price of the underlying shares is greater than or equal to the initial share price on any of the first three valuation dates, even if the closing price of the underlying shares is less than the initial share price on other days during the term of the securities.

Because the performance of the securities depends on the closing price of the underlying shares on a small number of dates, the securities will be particularly sensitive to volatility in the closing price of the underlying shares.  Even if the closing price of the underlying shares does, in general, decline moderately over the term of the securities, the securities may nevertheless not perform as well as expected, and your investment may result in a loss, if volatility in the underlying shares results in a closing price on a valuation date that deviates from the general trend.  You should understand that the underlying shares have historically been highly volatile.

▪
You may be exposed to the full negative performance, but will not participate in any positive performance, of the underlying shares. Even though you will be subject to the risk of a decline in the price of the underlying shares, you will not participate in any appreciation in the price of the underlying shares over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any.  Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in the appreciation of the underlying shares. You should not invest in the securities if you seek to participate in any appreciation of the underlying shares.

▪
The securities are subject to the credit risk of Citigroup Inc., and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the value of the securities. You are subject to the credit risk of Citigroup Inc., Citigroup Funding’s parent company and the guarantor of any payments due on the securities.  The securities are not guaranteed by any entity other than Citigroup Inc.  If we default on our obligations and Citigroup Inc. defaults on its guarantee obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the value of the securities prior to maturity will be affected by changes in the market’s view of Citigroup Inc.’s creditworthiness. Any decline, or anticipated decline, in Citigroup Inc.’s credit ratings or increase, or anticipated increase, in the credit spreads charged by the market for taking Citigroup Inc. credit risk is likely to adversely affect the value of the securities.

▪
The securities will not be listed on any securities exchange and you may not be able to sell your securities prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities.

Citigroup Global Markets Inc. intends to make a secondary market in relation to the securities and to provide an indicative bid price on a daily basis. Any indicative bid prices provided by Citigroup Global Markets Inc. shall be determined in Citigroup Global Markets Inc.’ sole discretion, taking into account prevailing market conditions, and shall not be a representation by Citigroup Global Markets Inc. that any instrument can be purchased or sold at such prices (or at all).

Notwithstanding the above, Citigroup Global Markets Inc. may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. Consequently, there may be no market for the securities and investors should not assume that such a market will exist. Accordingly, an investor must be prepared to hold the securities until the maturity date. Where a market does exist, to the extent that an investor wants to sell the securities, the price may, or may not, be at a discount from the stated principal amount.

▪
The inclusion of underwriting fees and projected profit from hedging in the issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Citigroup Global Markets may be willing to purchase the securities in secondary market transactions will likely be lower than the public offering price because the public offering price of the securities will include, and secondary market prices are likely to exclude, underwriting fees paid with respect to the securities, as well as the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. Any secondary market price for the

October 2012	Page 8

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

securities is also likely to be reduced by the costs of unwinding the related hedging transactions at the time of the secondary market transaction. Our affiliates may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction. Any secondary market prices may differ from values determined by pricing models used by Citigroup Global Markets, as a result of dealer discounts, mark-ups or other transaction costs.

▪
The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of the securities  prior to maturity will fluctuate based on the value of the underlying shares and a number of other factors, including those described below.  Some of these factors are interrelated in complex ways.  As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The paragraphs below describe what we expect to be the impact on the value of the securities of a change in a specific factor, assuming all other conditions remain constant.  You should understand that the value of your securities at any time prior to maturity may be significantly less than the stated principal amount.

Underlying Shares Price.  We expect that the value of the securities at any time will depend substantially on the market price of the underlying shares at that time.

The market price of the underlying shares will be influenced by the underlying share issuer’s results of operations and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally or the market segment of which the underlying share issuer is a part. Our, or our counterparties’, hedging activity in the underlying shares, the issuance of other securities similar to the securities and trading and other activities by us, our affiliates or other market participants can also affect the price of the underlying shares.

Volatility of the Underlying Shares.  If the expected volatility of the underlying shares increases during the term of the securities, the value of the securities is likely to decrease because of a perceived increase in the likelihood that the closing price of the underlying shares on any valuation date will be less than the downside threshold price.

Dividend Yield on the Underlying Shares.  If the dividend yield on the underlying shares increases, we expect that the value of the securities may decrease.  You will not be entitled to receive any dividends paid on the underlying shares during the term of the securities and the value of any shares or cash you will receive on the securities will generally not reflect the value of such dividend payments.

Interest Rates. We expect that the value of the securities will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the value of the securities may decrease.

Time Remaining to Maturity.  At any given time, a portion of the value of the securities will be attributable to time value, which is based on the amount of time then remaining to maturity.  If you sell the securities at any time prior to maturity, you will be giving up any increase in the time value of the securities that may result as the time remaining to maturity shortens.

Credit Ratings, Financial Condition and Results of Operations of Citigroup Funding and Citigroup Inc. Actual or anticipated changes in the financial condition or results of operations of Citigroup Inc. or the credit ratings, financial condition or results of operations of Citigroup Inc. or Citigroup Funding may affect the value of the securities. The securities are subject to the credit risk of Citigroup Inc., the guarantor of the payments due on the securities.

▪
Our offering of the securities does not constitute a recommendation of the underlying shares. You should not take our offering of the securities as an expression of our views about how the underlying shares will perform in the future or as a recommendation to invest in the underlying shares, including through an investment in the securities.  As we are part of a global financial institution, our affiliates may, and often do, have positions (including short positions) in the underlying shares that conflict with an investment in the securities.  You should undertake an independent determination of whether an investment in the securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

▪
Our affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in the securities and may do so in the future, and any such research, opinions or recommendations could adversely affect the price of the underlying shares. Citigroup Global Markets and other of our affiliates may publish research from time to time on the underlying share issuer, the financial markets and other matters that may influence the price of the underlying shares and the value of the securities, and they may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities.  Citigroup Global

October 2012	Page 9

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

Markets and other of our affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the securities.  Any research, opinions or recommendations expressed by such affiliates of ours may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the underlying share issuer and the merits of investing in the securities.

▪
The price of the underlying shares and, therefore, the value of the securities may be affected by our or our affiliates’ hedging and other trading activities. In anticipation of the sale of any issuance of the securities, we expect to hedge our obligations under the securities through certain affiliated or unaffiliated counterparties, who may take positions directly in the underlying shares or in instruments, such as options, futures and/or swaps, the value of which is derived from the underlying shares. We or our counterparties may also adjust this hedge during the term of the securities and close out or unwind this hedge on or before a valuation date, which may involve our counterparties purchasing or selling the underlying shares or such instruments.  This hedging activity on or prior to the pricing date could potentially affect the price of the underlying shares on the pricing date.  Additionally, this hedging activity during the term of the securities, including on or near a valuation date, could affect the price of the underlying shares on such valuation date and, therefore, affect the likelihood of your receiving a contingent coupon payment or of the securities being automatically redeemed or, in the case of the final valuation date, of your receiving underlying shares (or, at your election, cash) at maturity worth less than the stated principal amount.  This hedging activity may present a conflict of interest between your interest as a holder of the securities and the interests we and/or our counterparties, which may be our affiliates, have in executing, maintaining and adjusting hedging transactions. These hedging activities could also affect the price, if any, at which Citigroup Global Markets may be willing to purchase your securities in the secondary market.

Citigroup Global Markets and other of our affiliates may also trade the underlying shares and other financial instruments related to the underlying shares on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers.  As with our or our affiliates’ hedging activity, this trading activity could affect the price of the underlying shares and, therefore, the performance of the securities.

It is possible that these hedging or trading activities could result in substantial returns for our affiliates while the value of the securities declines.

▪
We and our affiliates may have economic interests that are adverse to those of the holders of the securities as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the underlying share issuer.  These activities may include extending loans to, making equity investments in or providing advisory services to the underlying share issuer, including merger and acquisition advisory services.  In the course of this business, our affiliates may acquire non-public information about the underlying share issuer, and we will not disclose any such information to you.  Any prospective purchaser of the securities should undertake an independent investigation of the underlying share issuer as in its judgment is appropriate to make an informed decision with respect to an investment in the securities. We do not make any representation or warranty to any purchaser of the securities with respect to any matters whatsoever relating to our affiliates’ business with the underlying share issuer.

If any of our affiliates is or becomes a creditor of the underlying share issuer or otherwise enter into any transaction with the underlying share issuer in the course of our business, such affiliate may exercise remedies against the underlying share issuer without regard to the impact on your interests as a holder of the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the price of the underlying shares.  To the extent that we or one of our affiliates does so, our or their interests with respect to these products may be adverse to those of the holders of the securities.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

▪
The historical performance of the underlying shares is not an indication of the future performance of the underlying shares. The historical performance of the underlying shares, which is included in this offering summary, should not be taken as an indication of the future performance of the underlying shares during the term of the securities. Changes in the price of the underlying shares will affect the value of the securities and the payments you will receive on the securities, but it is impossible to predict whether the price of the underlying shares will fall or rise.

October 2012	Page 10

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

▪
You will have no rights against the underlying share issuer, and you will not receive dividends on the underlying shares, unless and until you receive the underlying shares at maturity. As a holder of the securities, you will not be entitled to any rights with respect to the underlying shares or the underlying share issuer, including voting rights and rights to receive any dividends or other distributions on the underlying shares, but you will be subject to all changes affecting the underlying shares.  You will have rights with respect to the underlying shares only when (and if) you receive underlying shares at maturity of the securities.   The underlying share issuer is not involved in the offering of the securities in any way, and the underlying share issuer does not have any obligation to consider your interests as a holder of securities.

For example, in the event that an amendment is proposed to an underlying share issuer’s certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date you receive the underlying shares (if at all), you will not be entitled to vote on the amendment, even though you will nevertheless be subject to any changes in the powers, preferences or special rights of the underlying shares in the event you receive underlying shares at maturity.  Any such change to the underlying shares may adversely affect their market price, which will adversely affect the value of the securities and increase the likelihood that you lose money on your investment.

▪
We have no affiliation with the underlying share issuer and are not responsible for its public disclosures. We are not affiliated with the underlying share issuer, and the underlying share issuer is not involved in this offering of the securities in any way.  Consequently, we have no control over the actions of the underlying share issuer, including any corporate actions of the type that would require the calculation agent to adjust what you will receive at maturity.  The underlying share issuer does not have any obligation to consider your interests as an investor in the securities in taking any corporate actions that might affect the value of your securities.  None of the money you pay for the securities will go to the underlying share issuer.

In addition, as we are not affiliated with the underlying share issuer, we do not assume any responsibility for the accuracy or adequacy of any information about the underlying shares or the underlying share issuer contained in the underlying share issuer’s public disclosures.  We have made no “due diligence” or other investigation into the underlying share issuer.  As an investor in the securities, you should make your own investigation into the underlying share issuer.

▪
The securities will not be adjusted for all events that could affect the price of the underlying shares. Certain events may occur during the term of the securities that have a dilutive effect on the value of the underlying shares or otherwise adversely affect the market price of the underlying shares.  The calculation agent will make certain adjustments for some of these events, as described under “Description of the Securities—Dilution and Reorganization Adjustments” in the accompanying pricing supplement.  However, an adjustment will not be made for all events that could have a dilutive or adverse effect on the underlying shares or their market price, such as ordinary dividends, share repurchases, partial tender offers or additional public offerings of underlying shares by the underlying share issuer, and the adjustments that are made may not fully offset the dilutive or adverse effect of the particular event.  Accordingly, the occurrence of any event that has a dilutive or adverse effect on the underlying shares may make it more likely that the closing price of the underlying shares declines below the downside threshold price on any valuation date, and reduce the value of the underlying shares (or cash based thereon) that you may receive at maturity.  Unlike an investor in the securities, a direct holder of the underlying shares may receive an offsetting benefit from any such event that may not be reflected in an adjustment to the terms of the securities, and so you may experience dilution or adverse consequences in a circumstance in which a direct holder would not.

▪
The securities may become linked to shares of an issuer other than the original underlying share issuer. In connection with certain reorganization events described under “Description of the Securities—Dilution and Reorganization Adjustments” in the accompanying pricing supplement, the securities may become linked to shares of an issuer other than the original underlying share issuer.  For example, if the underlying share issuer enters into a merger agreement with another issuer that provides for holders of the underlying shares to receive shares of the other issuer, the securities will become linked to such other shares upon consummation of the merger.  In any such case, the closing price of the underlying shares will be determined by reference to the closing price of the applicable other shares, and if the securities are not redeemed early and the final share price is less than the downside threshold price, you will receive such other shares (or cash based thereon) at maturity.  You may not wish to have investment exposure to the shares of any other issuer to which the securities may become linked and may not have bought the securities had they been linked to such other shares from the beginning.

October 2012	Page 11

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

▪
The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. As calculation agent, Citigroup Global Markets, our affiliate, will determine whether the closing price of the underlying shares is less than the downside threshold price or greater than or equal to the initial share price on any valuation date, any contingent coupon payable to you, whether the securities are automatically redeemed and, if not, what you will receive at maturity (including, if you elect, the cash value of the underlying shares on the final valuation date).  In addition, if certain events occur, Citigroup Global Markets will be required to make certain discretionary judgments that could significantly affect what you will receive at maturity of the securities.  In making these judgments, Citigroup Global Markets’ interests as an affiliate of ours could be adverse to your interests as a holder of the securities.  Such judgments could include, among other things:

•	determining whether a market disruption event has occurred;

•
if a market disruption event occurs on any valuation date, determining whether to postpone the valuation date, as described under “Description of the Securities—Consequences of a Market Disruption Event; Postponement of a Valuation Date” in the accompanying pricing supplement;

•	determining the closing price of the underlying shares if the price is not otherwise available or a market disruption event has occurred; and

•
determining the appropriate adjustments to be made to the equity ratio, initial share price and downside threshold price upon the occurrence of an event described under “Description of the Securities—Dilution and Reorganization Adjustments” in the accompanying pricing supplement.

Any of these determinations made by Citigroup Global Markets, in its capacity as calculation agent, may adversely affect what you will receive at maturity of the securities.

▪
The tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”).  Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below.  If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.  As described in the accompanying pricing supplement under “United States Federal Tax Considerations,” in 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

As described in the accompanying pricing supplement under “United States Federal Tax Considerations,” in connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat a portion of each coupon payment as attributable to interest and the remainder to option premium.  However, in light of the uncertain treatment of the securities, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%.  If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to any amounts so withheld. Prospective investors should review carefully the sections of this document and the accompanying pricing supplement entitled “United States Federal Tax Considerations” and consult their tax advisers regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Information about the Underlying Shares

Amazon.com, Inc. operates retail websites and offers programs that enable third parties to sell products on their websites.  The underlying shares are registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by Amazon.com, Inc. pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to the Securities and Exchange Commission file number 000-22513, through the

October 2012	Page 12

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

Securities and Exchange Commission’s Web site at http://www.sec.gov. In addition, information regarding Amazon.com, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This offering summary relates only to the securities offered hereby and does not relate to the underlying shares or other securities of Amazon.com, Inc. We have derived all disclosures contained in this offering summary regarding Amazon.com, Inc. from the publicly available documents described in the preceding paragraph. In connection with the offering of the securities, none of Citigroup Funding, Citigroup Inc. or Citigroup Global Markets has participated in the preparation of such documents or made any due diligence inquiry with respect to Amazon.com, Inc. None of Citigroup Funding, Citigroup Inc. or Citigroup Global Markets makes any representation that such publicly available documents or any other publicly available information regarding Amazon.com, Inc. is accurate or complete.

The securities represent obligations of Citigroup Funding only. Amazon.com, Inc. is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.

Neither Citigroup Inc. nor any of its subsidiaries makes any representation to you as to the performance of the underlying shares.

Historical Information

The following table sets forth, for each of the quarterly periods indicated, the high, low and end-of-period closing prices of the underlying shares from January 3, 2007 through October 2, 2012.  We obtained the information in the table below from Bloomberg Financial Markets, without independent verification.  These historical data on the underlying shares are not indicative of the future performance of the underlying shares or what the value of the securities may be. Any historical upward or downward trend in the value of the underlying shares during any period set forth below is not an indication that the price of the underlying shares is more or less likely to increase or decrease at any time during the term of the securities, and no assurance can be given as to the closing price of the underlying shares on any valuation date.

	High ($)	Low ($)	Period-End ($)
2007
First Quarter	41.51	36.43	39.79
Second Quarter	73.65	40.42	68.41
Third Quarter	93.45	68.73	93.15
Fourth Quarter	100.82	77.00	92.64
2008
First Quarter	96.25	62.43	71.30
Second Quarter	84.51	71.99	73.33
Third Quarter	88.09	63.35	72.76
Fourth Quarter	69.58	35.03	51.28
2009
First Quarter	75.58	48.44	73.44
Second Quarter	87.56	73.50	83.66
Third Quarter	93.85	75.63	93.36
Fourth Quarter	142.25	88.67	134.52
2010
First Quarter	136.55	116.00	135.73
Second Quarter	150.09	108.61	109.26
Third Quarter	160.73	109.14	157.06
Fourth Quarter	184.76	153.03	180.00
2011
First Quarter	191.25	160.97	180.13
Second Quarter	206.07	178.34	204.49
Third Quarter	241.69	177.79	216.23
Fourth Quarter	246.71	173.10	173.10
2012
First Quarter	205.44	175.93	202.51
Second Quarter	231.90	185.50	228.35
Third Quarter	261.68	215.36	254.32
Fourth Quarter (through October 2, 2012)	252.01	250.60	250.60

On October 2, 2012, the closing price of the underlying shares was $250.60.

The following graph illustrates the historical performance of the underlying shares based on the closing price thereof on each scheduled trading day from January 3, 2007 through October 2, 2012. Past movements of the underlying shares are not indicative of future prices of the underlying shares.

October 2012	Page 13

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

Common Stock of Amazon.com, Inc. Closing Prices January 3, 2007 to October 2, 2012

United States Federal Tax Considerations

Prospective investors in the securities should review carefully the section entitled "United States Federal Tax Considerations" in the accompanying pricing supplement.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities.  We intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities, for U.S. federal income tax purposes, as a unit comprising (i) an option written by the holder that, if exercised, requires the holder to purchase the underlying shares (or, at the holder’s option, receive the cash value thereof) from us at maturity (the “Put Option”) and (ii) a deposit with us of a fixed amount of cash equal to the stated principal amount of the securities to secure the holder’s potential obligation under the Put Option (the “Deposit”).  In the opinion of our tax counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.  Under this treatment:

•	a portion of each coupon payment made with respect to the securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to the holder’s grant of the Put Option (“Put Premium”).

We will specify in the final pricing supplement the portion of each coupon payment that we will allocate to interest on the Deposit and to Put Premium, respectively.

Assuming the treatment of a security as a Put Option and a Deposit is respected, amounts treated as interest on the Deposit will be taxed as ordinary interest income, while the Put Premium will not be taken into account prior to redemption, maturity or disposition of the securities.

Under current law and based on the treatment of the securities described above, a Non-U.S. Holder (as defined in the accompanying pricing supplement) of the securities generally should not be subject U.S. federal withholding or income tax in respect of amounts paid to the Non-U.S. Holder with respect to the securities provided that (i) income in respect of the securities is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States, and (ii) the Non-U.S. Holder complies with the applicable certification requirements.

Due to the absence of statutory, judicial or administrative authorities that directly address the U.S. federal tax treatment of the securities or similar instruments, significant aspects of the treatment of an investment in the securities are uncertain.  In addition, the U.S. Treasury Department and the IRS have released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts"; while it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of

October 2012	Page 14

Citigroup Funding Inc.

Autocallable Contingent Coupon Equity Linked Securities Based on the Common Stock of Amazon.com, Inc.
due October    , 2013

income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.  Moreover, it is possible that other persons having withholding or information reporting responsibility in respect of the securities may treat a security differently, for instance, by treating the entire coupon payment as ordinary income at the time received or accrued by a holder and/or treating some or all of each coupon payment on a security as subject to withholding tax at a rate of 30%.  Non-U.S. Holders should note that if withholding is required, we will not be required to pay any additional amounts with respect to amounts so withheld.

Prospective investors in the securities should consult their tax advisers regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

© 2012 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

October 2012	Page 15

Citigroup Funding Inc.